EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 9, 2009 relating to the December 31, 2008 and 2007 financial statements of Clavis Technologies International Co., Ltd.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/Kim & Lee Corporation, CPAs

Kim & Lee Corporation, CPAs
Certified Public Accountants

Los Angeles, California
January 28, 2010